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[GRAPHIC OMITTED]







                                                      August 27, 2004


People's Choice Home Loan Securities Corp.      People's Choice Home Loan, Inc.
7515 Irvine Center Drive                        7515 Irvine Center Drive
Irvine, California 92618                        Irvine, California 92618

Lehman Brothers Inc.                            Bear, Stearns & Co. Inc.
745 Seventh Avenue                              383 Madison Avenue
New York, New York 10019                        New York, New York 10179

HSBC Bank USA, National Association             Wells Fargo Bank, N.A.
452 Fifth Avenue                                9062 Old Annapolis Road
New York, New York 10018                        Columbia, Maryland 21045

Standard & Poor's, A Division of The            Fitch, Inc.
McGraw-Hill Companies, Inc.                     One State Street Plaza
55 Water Street, 41st Floor                     New York, New York 10004
New York, New York 10041

                  Opinion: Underwriting Agreement
                  People's Choice Home Loan Securities Corp.
                  Mortgage Pass-Through Certificates, Series 2004-2
                  -------------------------------------------------

Ladies and Gentlemen:

         We have acted as counsel to People's Choice Home Loan, Inc. (the "Seller") and People's Choice Home Loan Securities Corp. (the "Depositor") in connection with (i) the Mortgage Loan Purchase Agreement, dated as of August 1, 2004 (the "Seller Sale Agreement"), among the Seller and the Depositor, (ii) the Pooling and Servicing Agreement, dated as of August 1, 2004 (the "Pooling and Servicing Agreement"), among the Depositor, Wells Fargo Bank, N.A. (the "Master Servicer") and HSBC Bank USA (the "Trustee"), and the certificates issued pursuant thereto designated as Mortgage Pass-Through Certificates, Series 2004-2 (the "Certificates"), (iii) the Underwriting Agreement, dated August 26, 2004 (the "Underwriting Agreement"), among the Seller, the Depositor and Lehman Brothers Inc. (the "Lehman"), in its individual capacity and as representative of Bear, Stearns & Co. Inc. (together, the "Underwriters"), (iv) Custodial Agreement, dated August 1, 2004 (the "Custodial Agreement"), among the Trustee, the Master Servicer, Chase Manhattan Mortgage Corporation as servicer ("Chase") and People's Choice Home Loan, Inc. as servicer ("PHCL"; together with Chase, the "Servicers") and (v) the Prospectus Supplement, dated August 26, 2004 (the "Prospectus Supplement") and the Base Prospectus to which it relates, dated April 26, 2004 (the "Base Prospectus"; together with the Prospectus Supplement, the "Prospectus") and (vii) the Private Placement Memorandum, dated August 27, 2004 (the "Private Placement Memorandum"). The Seller Sale Agreement, the Pooling and Servicing Agreement and the

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Opinion: Underwriting Agreement                                   Page 2
People's Choice Home Loan Securities Corp., Series 2004-2
August 27, 2004


Underwriting Agreement are collectively referred to herein as the "Agreements." Capitalized terms not defined herein have the meanings assigned to them in the Agreements.

         In rendering this opinion letter, as to relevant factual matters we have examined the documents described above and such other documents as we have deemed necessary including, where we have deemed appropriate, representations or certifications of officers of parties thereto or public officials. In rendering this opinion letter, except for the matters that are specifically addressed in the opinions expressed below, with your permission we have assumed, and are relying thereon without independent investigation, (i) the authenticity of all documents submitted to us as originals or as copies thereof, and the conformity to the originals of all documents submitted to us as copies, (ii) the necessary entity formation and continuing existence in the jurisdiction of formation, and the necessary licensing and qualification in all jurisdictions, of all parties to all documents, (iii) the necessary authorization, execution, delivery and enforceability of all documents, and the necessary entity power with respect thereto, and (iv) that there is not any other agreement that modifies or supplements the agreements expressed in any document to which this opinion letter relates and that renders any of the opinions expressed below inconsistent with such document as so modified or supplemented. In rendering this opinion letter, except for the matters that are specifically addressed in the opinions expressed below, we have made no inquiry, have conducted no investigation and assume no responsibility with respect to (a) the accuracy of and compliance by the parties thereto with the representations, warranties and covenants as to factual matters contained in any document or (b) the conformity of the underlying assets and related documents to the requirements of any agreement to which this opinion letter relates.

         In rendering this opinion letter, any opinion expressed herein with respect to the enforceability of any right or obligation is subject to (i) general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance and injunctive relief, regardless of whether considered in a proceeding in equity or at law, (ii) bankruptcy, insolvency, receivership, reorganization, liquidation, voidable preference, fraudulent conveyance and transfer, moratorium and other similar laws affecting the rights of creditors or secured parties, (iii) the effect of certain laws, regulations and judicial and other decisions upon (a) the availability and enforceability of certain remedies, including the remedies of specific performance and self-help, and provisions purporting to waive the obligation of good faith, materiality, fair dealing, diligence, reasonableness or objection to judicial jurisdiction, venue or forum and (b) the enforceability of any provision the violation of which would not have any material adverse effect on the performance by any party of its obligations under any agreement and (iv) public policy considerations underlying United States federal securities laws, to the extent that such public policy considerations limit the enforceability of any provision of any agreement which purports or is construed to provide indemnification with respect to securities law violations. However, the non-enforceability of any provisions referred to in foregoing clause (iii) will not, taken as a whole, materially interfere with the practical realization of the benefits of the rights and remedies included in any such agreement which is the subject of any opinion expressed below, except for the consequences of any judicial, administrative, procedural or other delay which may be imposed by, relate to or arise from applicable laws, equitable principles and interpretations thereof.

Opinion: Underwriting Agreement                                       Page 3
People's Choice Home Loan Securities Corp., Series 2004-2
August 27, 2004


         This opinion letter is based upon our review of the documents referred to herein. We have conducted no independent investigation with respect to the facts contained in such documents and relied upon in rendering this opinion letter. We also note that we do not represent any of the parties to the transactions to which this opinion letter relates or any of their affiliates in connection with matters other than certain transactions. However, the attorneys in this firm who are directly involved in the representation of parties to the transactions to which this opinion letter relates have no actual present knowledge of the inaccuracy of any fact relied upon in rendering this opinion letter. In addition, if we indicate herein that any opinion is based on our knowledge, our opinion is based solely on the actual present knowledge of such attorneys after consultation with such other attorneys in this firm as they deemed appropriate and, with respect to the opinions in paragraphs 5(ii) and
(iii) and 6 below, the Certificate of the Seller, a copy of which is annexed as Exhibit A and the accuracy of which with your permission we are relying on without independent investigation in rendering this opinion.

         In rendering this opinion letter, we do not express any opinion concerning any law other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States, including without limitation the Securities Act of 1933, as amended (the "1933 Act"). We do not express any opinion herein with respect to any matter not specifically addressed in the opinions expressed below, including without limitation (i) any statute, regulation or provision of law of any county, municipality or other political subdivision or any agency or instrumentality thereof or (ii) the securities or tax laws of any jurisdiction.

         Based upon and subject to the foregoing, it is our opinion that:

          1. The Depositor has been legally incorporated under the laws of the State of Delaware and, based upon a certificate of good standing issued by that State, is validly existing as a corporation in good standing under the laws of that State, and has the requisite entity power and authority to execute and deliver each Agreement to which it is a party and to perform its obligations thereunder.

          2. Each of the Agreements to which the Depositor is a party has been duly authorized, executed and delivered by such party. The issuance, offer, sale and delivery of the Certificates have been duly authorized by the Depositor.

          3. Each of the Agreements to which the Seller or the Depositor is a party (to the extent that the laws of the State of New York are designated therein as the governing law thereof), assuming the necessary authorization, execution and delivery thereof by the parties thereto (other than any party as to which we opine to that effect herein) and the enforceability thereof against the other parties thereto, is a valid and legally binding agreement under the laws of the State of New York, enforceable thereunder in accordance with its terms against the Seller or Depositor, as the case may be.

          4. The Certificates, assuming the necessary authorization, execution, authentication and

Opinion: Underwriting Agreement                                       Page 4
People's Choice Home Loan Securities Corp., Series 2004-2
August 27, 2004


               delivery thereof and payment therefor in accordance with the applicable Agreements, are validly issued and outstanding and are entitled to the benefits of the Pooling and Servicing Agreement.

          5. With respect to the Depositor, the performance of its obligations under each of the Agreements to which it is a party and the consummation of the transactions contemplated thereby will not result in (i) any breach or violation of its certificate of incorporation or bylaws, (ii) to our knowledge, any breach, violation or acceleration of or default under any indenture or other material agreement or instrument to which it is a party or by which it is bound or (iii) to our knowledge, any order of any United States federal or State of New York court, agency or other governmental body.

          6. With respect to the Depositor, to our knowledge, there is no legal action, suit, proceeding or investigation before any court, agency or other governmental body pending or threatened (by written communication to it of a present intention to initiate such action, suit or proceeding) against it, which, either in one instance or in the aggregate, draws into question the validity of, seeks to prevent the consummation of any of the transactions contemplated by or would impair materially its ability to perform its obligations under any of the Agreements to which it is a party.

          7. With respect to each of the Seller and the Depositor, the performance of its obligations under each of the Agreements to which it is a party and the consummation of the transactions contemplated thereby do not require any consent, approval, authorization or order of, filing with or notice to any United States federal or State of New York court, agency or other governmental body under any United States federal or State of New York statute or regulation that is normally applicable to transactions of the type contemplated by the Agreements, except such as may be required under the securities laws of any State of the United States or such as have been obtained, effected or given.

          8. With respect to each of the Seller and the Depositor, the performance of its obligations under each of the Agreements to which it is a party and the consummation of the transactions contemplated thereby will not result in any breach or violation of any United States federal or State of New York statute or regulation that is normally applicable to transactions of the type contemplated by the Agreements.

          9. The Registration Statement has become effective under the 1933 Act. In that regard, this is to inform you that, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and not withdrawn, and no proceedings for that purpose have been instituted or threatened under Section 8(d) of the 1933 Act.

Opinion: Underwriting Agreement                                     Page 5
People's Choice Home Loan Securities Corp., Series 2004-2
August 27, 2004


          10. The Registration Statement as of its effective date, the date of the Prospectus Supplement and the date hereof, and the Prospectus as of the date of the Prospectus Supplement and the date hereof, other than any financial and statistical information and any other marketing materials including without limitation those generally described as term sheets and computational materials, as to which we express no opinion herein, complied as to form in all material respects with the requirements of the 1933 Act and the applicable rules and regulations thereunder.

          11. To our knowledge, there are no material contracts, indentures or other documents of a character required to be described or referred to in either the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement, other than any other marketing materials including without limitation those generally described as term sheets and computational materials, as to which we express no opinion herein, and those described or referred to therein or filed or incorporated by reference as exhibits thereto.

          12. The statements made in the Base Prospectus under the heading "Description of the Securities", and in the Prospectus Supplement under the heading "Description of the Certificates", insofar as such statements purport to summarize certain provisions thereof, provide a fair summary of such provisions. The statements made in the Base Prospectus, under the headings "Legal Aspects of Mortgage Loans -- Applicability of Usury Laws," and "--Alternative Mortgage Instruments" and "ERISA Considerations", and in the Prospectus Supplement under the heading "ERISA Considerations", to the extent that those statements constitute matters of United States federal or State of New York law or legal conclusions with respect thereto, while not purporting to discuss all possible consequences of investment in the Securities to which they relate, are correct in all material respects with respect to those consequences or matters that are discussed therein.

          13. The Pooling and Servicing Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended. The Trust Fund created by the Pooling and Servicing Agreement is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

Opinion: Underwriting Agreement                                       Page 6
People's Choice Home Loan Securities Corp., Series 2004-2
August 27, 2004


         This opinion letter is rendered for the sole benefit of each addressee hereof with respect to the matters specifically addressed herein, and no other person or entity is entitled to rely hereon. Copies of this opinion letter may not be made available, and this opinion letter may not be quoted or referred to in any other document made available, to any other person or entity except (i) to any applicable rating agency, institution providing credit enhancement or liquidity support or governmental authority, (ii) to any accountant or attorney for any person or entity entitled hereunder to rely hereon or to whom or which this opinion letter may be made available as provided herein and (iii) as otherwise required by law; provided that none of the foregoing is entitled to rely hereon unless an addressee hereof. We assume no obligation to revise, supplement or withdraw this opinion letter, or otherwise inform any addressee hereof or other person or entity, with respect to any change occurring subsequent to the delivery hereof in any applicable fact or law or any judicial or administrative interpretation thereof, even though such change may affect a legal analysis or conclusion contained herein. In addition, no attorney-client relationship exists or has existed by reason of this opinion letter between our firm and any addressee hereof or other person or entity except for any addressee that is identified in the first paragraph hereof as a person or entity for which we have acted as counsel in rendering this opinion letter. In permitting reliance hereon by any person or entity other than such an addressee for which we have acted as counsel, we are not acting as counsel for such other person or entity and have not assumed and are not assuming any responsibility to advise such other person or entity with respect to the adequacy of this opinion letter for its purposes.

                                            Very truly yours,

                                            /s/ Thacher Proffitt & Wood LLP

                                                            EXHIBIT A

                                   CERTIFICATE
                                       OF
                         PEOPLE'S CHOICE HOME LOAN, INC.

         This Certificate is being delivered to Thacher Proffitt & Wood LLP ("TPW") for reliance hereon by TPW in rendering its opinion letter to which this Certificate is annexed (the "Opinion Letter"). The undersigned understands, acknowledges and agrees that the facts set forth in the Opinion Letter have been relied upon by TPW in rendering the Opinion Letter and by each addressee thereof and other parties to the transactions to which the Opinion Letter relates in the consummation of those transactions. Capitalized terms not defined herein have the meanings assigned to them in the Opinion Letter and the Agreements. The undersigned hereby represents, warrants, covenants and certifies, after reasonable investigation and review and consultation as appropriate with its attorneys and independent accountants, as follows:

                  1. With respect to the Depositor, the performance of its obligations under each of the Agreements to which it is a party and the consummation of the transactions contemplated thereby will not result in (i) any breach, violation or acceleration of or default under any indenture or other material agreement or instrument to which it is a party or by which it is bound or (iii) any breach or violation of any order of any United States federal or State of New York court, agency or other governmental body applicable to it.

         2. With respect to the Depositor, there is no legal action, suit, proceeding or investigation before any court, agency or other governmental body pending or threatened (by written communication to it of a present intention to initiate such action, suit or proceeding) against it, which, either in one instance or in the aggregate, draws into question the validity of, seeks to prevent the consummation of any of the transactions contemplated by or would impair materially its ability to perform its obligations under any of the Agreements to which it is a party.

         The undersigned has executed this Certificate as of the date of the Opinion Letter.

                                             PEOPLE'S CHOICE HOME LOAN, INC.

                                             By: ____________________________
                                             Name:
                                             Title: